EXHIBIT 10.11E


                                FOURTH AMENDMENT
                                     TO THE
                     RECOTON CORPORATION CODE SECTION 401(k)
                     PROFIT SHARING PLAN AND TRUST AGREEMENT


          WHEREAS, the Recoton Corporation Code section 401(k) Profit Sharing Plan and Trust Agreement (the "Plan") was adopted by Recoton Corporation (the "Company"); and

          WHEREAS, Section 13.02 of the Plan permits the Company to amend the Plan; and

          WHEREAS, the Company now desires to amend the Plan; NOW,

          THEREFORE, the Plan is hereby amended as follows:

          FIRST: A new Appendix Article D is hereby added to the Plan, to read in its entirety as follows:

                                    "APPENDIX
                                    ARTICLE D

                         SPECIAL PROVISIONS RELATING TO
                   CERTAIN EMPLOYEES OF AAMP OF FLORIDA, INC.


               1. Notwithstanding any other provision of this Recoton Corporation Code section 401(k) Profit Sharing Plan and Trust Agreement (the "Recoton Plan") to the contrary, any employee of AAMP of Florida, Inc. ("AAMP") who completed at least one Year of Service and attained at least age 21 on or before October 1, 1998 and who either (i) completed a minimum of 1,000 Hours of Service during 1998 and is employed by AAMP on December 31, 1998, or (ii) terminated employment with AAMP during 1998 because of death, disability or the attainment of age 65, shall be eligible to share in the allocation of Employer contributions and Participant forfeitures, if any, for 1998, pursuant to Section 3.06 of the Recoton Plan and subject to such other terms of the Recoton Plan as are applicable to such allocation.

               2. Notwithstanding any other provision of the Recoton Plan to the contrary, for purposes of Section 1 of this Appendix Article D, with respect to any individual who, at any time during 1998, was an employee of AAMP, service which was credited under the AAMP of America, Inc. Profit Sharing Plan and Trust shall be credited under the Recoton Plan and amounts received from AAMP during 1998 shall be included for purposes of determining such an individual's Compensation under the Recoton Plan for 1998.

               3. Defined terms used in this Appendix Article D shall have the same meaning as used in the Recoton Plan."

          SECOND: The provisions of this Amendment shall be effective with respect to the allocations under the Plan as of December 31, 1998.

          THIRD: Except to the extent hereinabove set forth, the Plan shall remain in full force and effect, without change or modification.

          IN WITNESS WHEREOF, the Company has caused these presents to be executed by a duly authorized officer as of December 31, l998.

                                            RECOTON CORPORATION


                                            By: /s/ STUART MONT
                                                -----------------------